================================================================================

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                           -------------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                      SECURITIES AND EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): June 20, 1997

                        HAYES WHEELS INTERNATIONAL, INC.

          DELAWARE                     1-11592                13-3384636
(State or Other Jurisdiction   (Commission File Number)  (IRS Employer
      of Incorporation)                                   Identification Number)

 38481 HURON RIVER DRIVE, ROMULUS, MICHIGAN                          48174
  (Address of principal executive offices)                        (Zip Code)

       Registrant's Telephone number, including area code (313) 941-2000

================================================================================

ITEM 5. OTHER EVENTS.

     This Current Report on Form 8-K (the "Report") of Hayes Wheels International, Inc. ("Hayes") is being filed to update the information contained in the Current Report on Form 8-K of Hayes, dated June 6, 1997 (the "Prior Report"), including with respect to (i) the estimated sources and uses of funds in connection with the Lemmerz Acquisition (as defined below), (ii) financial information of Lemmerz for the three-month period ended March 31, 1997 and (iii) certain pro forma financial data.

     Unless the context otherwise requires, "Hayes" refers to Hayes Wheels International, Inc. and its subsidiaries, before the acquisition of Lemmerz reported herein (the "Lemmerz Acquisition"), the term "Lemmerz" refers to Lemmerz Holding GmbH and its subsidiaries, the term the "Company" refers to Hayes and its subsidiaries (including Lemmerz) on a combined basis after the Lemmerz Acquisition, the term "Transactions" refers to the Lemmerz Acquisition and the financing therefor and the term "Motor Wheel Transactions" refers to the series of related transactions pursuant to which Motor Wheel Corporation ("Motor Wheel") became a subsidiary of Hayes. All references to fiscal years of Hayes in this Report refer to years commencing on February 1 of such year and ending January 31 of the following year.

     Unless otherwise indicated, financial information in this Report with respect to Lemmerz is expressed in dollars or in Deutsche Mark ("marks" or "DM"). Amounts stated in dollars, unless otherwise indicated, have been translated from marks in accordance with United States generally accepted accounting principles consistently applied and should not be construed as representations that the mark amounts actually represent such dollar amounts or could have been converted into dollars at the rate indicated. Assets and liabilities denominated in marks are translated at the rate of exchange in effect on the balance sheet date and income and expenses are translated at the average rates of exchange prevailing during the year.

                            THE LEMMERZ ACQUISITION

     As previously reported, on June 6, 1997, Hayes, Cromodora, S.p.A., Lemmerz and the shareholders of Lemmerz entered into a definitive acquisition agreement (the "Acquisition Agreement"), pursuant to which Hayes will purchase the capital stock of Lemmerz for (i) $200 million in cash and (ii) convertible preferred stock of Hayes, which following stockholder approval, will automatically convert into 5 million shares of Hayes common stock (the "Common Stock").

     The cash portion of the consideration, the refinancing of existing Lemmerz debt, working capital of the Company and the fees and expenses of the Lemmerz Acquisition will be financed with new senior bank debt and the proceeds from the offering of $250 million of 9 1/8% Senior Subordinated Notes of Hayes due 2007 (the "Notes"). Upon completion of the Lemmerz Acquisition, existing Lemmerz shareholders will own approximately 18.3% of the Common Stock, after giving effect to the conversion of their preferred stock.

     The estimated sources and uses of funds in connection with the Lemmerz Acquisition are presented in the following table, assuming the Lemmerz Acquisition occurred as of April 30, 1997 (dollars in millions):

SOURCES OF FUNDS:
Term Loan Facility (a)......................................    $100.0
Notes offered hereby........................................     250.0
Issuance of Hayes convertible preferred stock (b)...........     118.8
                                                                ------
    Total Sources of Funds..................................    $468.8
                                                                ======
USES OF FUNDS:
Cash consideration for Lemmerz Acquisition..................    $200.0
Equity consideration for Lemmerz Acquisition (b)............     118.8
Repayment of existing Hayes term debt.......................      50.0
Working capital purposes (c)................................      25.0
Repayment of existing Lemmerz obligations (d)...............      55.0
Fees and expenses...........................................      20.0
                                                                ------
    Total Uses of Funds.....................................    $468.8
                                                                ======

       --------------------------------
       (a) Represents the U.S. dollar equivalent of DM-denominated borrowings.

       (b) Assumes conversion of the preferred stock into 5 million shares of Common Stock at a price based upon the five-day average closing bid price at June 18, 1997 on The NASDAQ Stock Market of the Common Stock of $23.75.

       (c) The Company anticipates using the $25.0 million for repayment of amounts expected to be outstanding under the Revolving Credit Facility. The actual amount of the Revolving Credit Facility that will be drawn at the closing of the Lemmerz Acquisition will depend upon the working capital requirements of Hayes and Lemmerz on such date. At June 18, 1997, amounts outstanding under the existing revolving credit facility were $11.1 million.

       (d) Assumes Lemmerz mortgage loans of $20.2 million remain outstanding.

                           SUMMARY PRO FORMA FINANCIAL DATA

     The following table sets forth certain unaudited pro forma financial data for the Company for the year ended January 31, 1997 and for the three-month period ended April 30, 1997, which are presented to reflect the pro forma effect of (i) the Transactions and (ii) the Motor Wheel Transactions. The unaudited pro forma statement of operations data give effect to the Transactions and the Motor Wheel Transactions as if they had occurred on February 1, 1996. The unaudited pro forma balance sheet data give effect to the Transactions as if they had occurred on April 30, 1997. The unaudited pro forma combined financial data do not purport to be indicative of the results of operations or financial position of the Company that would have actually been obtained had the Transactions and the Motor Wheel Transactions been completed as of February 1, 1996, or which may be obtained in the future. The unaudited pro forma combined financial data (i) have been derived from and should be read in conjunction with the "Pro Forma Combined Condensed Financial Data" and the notes thereto included elsewhere in this Report and (ii) should be read in conjunction with the separate historical consolidated financial statements of Hayes and Lemmerz and the notes thereto and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included in the Prior Report, the Quarterly Report on Form 10-Q of Hayes for the three-month period ended April 30, 1997 (the "Form 10-Q") and elsewhere in this Report.

                                                                  COMPANY PRO FORMA      COMPANY PRO FORMA
                                                                     YEAR ENDED          THREE MONTHS ENDED
                                                                JANUARY 31, 1997 (A)     APRIL 30, 1997(A)
                                                                --------------------     ------------------
                                                                           (DOLLARS IN MILLIONS)
STATEMENT OF OPERATIONS DATA:
Net sales...................................................          $ 1,372.9               $  358.4
Cost of goods sold..........................................            1,158.7                  297.3
Marketing, general and administration.......................               98.8                   23.0
Engineering and product development.........................               16.5                    4.3
Depreciation and amortization...............................               70.3                   19.7
Interest expense, net.......................................              100.2                   25.1
Net income (loss)...........................................              (70.5)                   5.6
OTHER DATA:
EBITDA (b)..................................................          $   191.9               $   55.7
Cash interest expense, net..................................               94.5                   23.5
Capital expenditures........................................               98.3                   23.1
BALANCE SHEET DATA (AT END OF PERIOD):
Total assets.........................................................................         $1,793.1
Total debt...........................................................................          1,031.8
Stockholders' equity (c).............................................................             66.2

-------------------------

(a) The pro forma financial data do not reflect (i) any cost savings related to or synergies that are expected to result from the Lemmerz Acquisition, (ii) future unrealized cost savings related to, or synergies that are expected to result from, the Motor Wheel Transactions or (iii) any cost savings related to the closing of Hayes' Romulus facility.

(b) "EBITDA" represents the sum of income before interest expense and income taxes, plus depreciation and amortization, non-recurring charges, and certain other non-cash income and expense items. EBITDA should not be construed as a substitute for income from operations, net income or cash flow from operating activities, for the purpose of analyzing the Company's operating performance, financial position and cash flows. The Company has presented EBITDA because it is commonly used by investors to analyze and compare companies on the basis of operating performance and to determine a company's ability to service debt.

(c) Assumes issuance of the preferred stock for $118.8 million.

                            PRO FORMA CAPITALIZATION

     The following table sets forth the capitalization of the Company (a) on an actual basis and (b) on a pro forma basis as adjusted to give effect to the Transactions as if they had occurred on April 30, 1997. This table should be read in conjunction with "Pro Forma Combined Condensed Financial Data" and the notes thereto, "Management's Discussion and Analysis of Financial Condition and Results of Operations" and Hayes' and Lemmerz's consolidated financial statements and the notes thereto included in the Prior Report, the Form 10-Q and elsewhere in this Report.

                                                                                                   COMPANY
                                               HAYES ACTUAL    LEMMERZ ACTUAL                     PRO FORMA
                                                APRIL 30,        MARCH 31,        PRO FORMA      AS ADJUSTED
                                                   1997             1997         ADJUSTMENTS    APRIL 30, 1997
                                               ------------    --------------    -----------    --------------
                                                                    (DOLLARS IN MILLIONS)

Revolving Credit Facility (a)..............       $   --           $   --          $   --          $     --
Term Loan A-1..............................        196.0               --           (23.0)            173.0
New Term Loan A-2 (DM equivalent)..........           --               --           100.0             100.0
Term Loan B................................        124.7               --           (15.7)            109.0
Term Loan C................................         99.8               --           (11.3)             88.5
Existing Notes.............................        250.0               --              --             250.0
Notes offered hereby.......................           --               --           250.0             250.0
Other debt.................................         41.1             75.2           (55.0)             61.3
                                                  ------           ------          ------          --------
     Total debt............................        711.6             75.2           245.0           1,031.8
Stockholders' equity (deficit) (b).........        (40.1)           104.4             1.9              66.2
                                                  ------           ------          ------          --------
     Total capitalization..................       $671.5           $179.6          $246.9          $1,098.0
                                                  ======           ======          ======          ========

-------------------------
(a) The Revolving Credit Facility permits maximum borrowings of $270 million, none of which was drawn at April 30, 1997. The actual amount of the Revolving Credit Facility that will be drawn at the closing of the Lemmerz Acquisition will depend upon the working capital requirements of Hayes and Lemmerz on such date. At June 18, 1997, amounts outstanding under the existing revolving credit facility were $11.1 million.

(b) See Notes (b) and (e) to the unaudited pro forma balance sheet included in "Pro Forma Combined Condensed Financial Data."

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION

     (a) Financial Statements of Business to be Acquired:

        Unaudited Interim Consolidated Financial Statements of Lemmerz Holding
         GmbH and Subsidiaries

        Consolidated Balance Sheet at March 31, 1997
        Consolidated Statement of Earnings for the Three Months Ended March 31, 1997
        Consolidated Statement of Cash Flows for the Three Months Ended March 31, 1997
        Notes to Unaudited Interim Consolidated Financial Statements for the
         Three Months Ended March 31, 1997

     (b) Pro Forma Financial Information:

        Pro Forma Combined Condensed Financial Data

        Unaudited Pro Forma Combined Statement of Operations for the Three-Month
         Period Ended April 30, 1997
        Unaudited Pro Forma Combined Statement of Operations for the Year Ended January 31, 1997
        Notes to Unaudited Pro Forma Combined Statement of Operations
        Unaudited Pro Forma Combined Balance Sheet at April 30, 1997
        Notes to Unaudited Pro Forma Combined Balance Sheet

                       INDEX TO FINANCIAL STATEMENTS AND
                        PRO FORMA FINANCIAL INFORMATION

                                                                PAGE
                                                                ----
LEMMERZ HOLDING GMBH AND SUBSIDIARIES:
UNAUDITED FINANCIAL STATEMENTS
Unaudited Interim Consolidated Financial Statements of
  Lemmerz Holding GmbH and Subsidiaries
Consolidated Balance Sheet at March 31, 1997................     F-2
Consolidated Statement of Earnings for the Three Months
  Ended March 31, 1997......................................     F-3
Consolidated Statement of Cash Flows for the Three Months
  Ended March 31, 1997......................................     F-4
Notes to Unaudited Interim Consolidated Financial Statements
  for the Three Months Ended March 31, 1997.................     F-5
PRO FORMA FINANCIAL INFORMATION
Pro Forma Combined Condensed Financial Data.................     F-6
Unaudited Pro Forma Combined Statement of Operations for the
  Three-Month Period Ended April 30, 1997...................     F-7
Unaudited Pro Forma Combined Statement of Operations for the
  Year Ended January 31, 1997...............................     F-8
Notes to Unaudited Pro Forma Combined Statement of
  Operations................................................     F-9
Unaudited Pro Forma Combined Balance Sheet at April 30,
  1997......................................................    F-13
Notes to Unaudited Pro Forma Combined Balance Sheet.........    F-14

                     LEMMERZ HOLDING GMBH AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

                      (THOUSANDS OF UNITED STATES DOLLARS)
                                  (UNAUDITED)

                                                                MARCH 31,
                                                                  1997
                                                                ---------
                           ASSETS
                           ------
Current assets:
  Cash and cash equivalents.................................    $  4,177
  Certificates of deposit...................................      11,640
  Receivables (less allowances of $873 at March 31, 1997)...      78,340
  Inventories...............................................      54,203
  Prepaid expenses and other................................       7,892
                                                                --------
     Total current assets...................................     156,252
Property, plant, and equipment, net.........................     143,322
Investments in affiliates...................................      42,394
Deferred income taxes.......................................      43,837
Other assets................................................       6,993
                                                                --------
     Total assets...........................................    $392,798
                                                                ========
            LIABILITIES AND SHAREHOLDERS' EQUITY
           --------------------------------------
Current liabilities:
  Short-term borrowings.....................................    $ 35,031
  Current portion of long-term debt.........................      10,674
  Current portion of capital lease obligations..............         929
  Accounts payable and accrued liabilities..................      95,719
                                                                --------
     Total current liabilities..............................     142,353
Long-term debt, less current portion........................      29,457
Capital lease obligations, less current portion.............       4,306
Deferred income taxes.......................................       5,128
Pension and other long-term liabilities.....................     101,803
                                                                --------
     Total liabilities......................................     283,047
Minority interests..........................................       5,304
Shareholders' equity:
  Share capital.............................................      57,927
  Retained earnings.........................................      46,823
  Cumulative translation adjustment.........................        (303)
                                                                --------
     Total shareholders' equity.............................     104,447
                                                                --------
     Total liabilities and shareholders' equity.............    $392,798
                                                                ========

          See accompanying notes to consolidated financial statements

                     LEMMERZ HOLDING GMBH AND SUBSIDIARIES

                       CONSOLIDATED STATEMENT OF EARNINGS
                      (THOUSANDS OF UNITED STATES DOLLARS)
                                  (UNAUDITED)

                                                              THREE MONTHS
                                                                 ENDED
                                                               MARCH 31,
                                                                  1997
                                                              ------------
Net sales...................................................    $108,225
Cost of goods sold..........................................      88,051
                                                                --------
     Gross profit...........................................      20,174
Marketing, general, and administrative......................      10,463
Engineering and product development.........................       2,034
Other income, net...........................................      (1,529)
                                                                --------
     Earnings from operations...............................       9,206
Interest expense, net.......................................       1,111
                                                                --------
     Earnings before income taxes, minority interests, and
      equity in income (loss) of affiliates.................       8,095
Income tax provision........................................       4,087
                                                                --------
     Earnings before minority interests and equity in income
      (loss) of affiliates..................................       4,008
Equity in losses of affiliates..............................        (543)
Minority interests..........................................        (218)
                                                                --------
     Net income.............................................    $  3,247
                                                                ========

          See accompanying notes to consolidated financial statements

                     LEMMERZ HOLDING GMBH AND SUBSIDIARIES

                      CONSOLIDATED STATEMENT OF CASH FLOWS

                      (THOUSANDS OF UNITED STATES DOLLARS)
                                  (UNAUDITED)

                                                                THREE MONTHS
                                                                   ENDED
                                                                 MARCH 31,
                                                                    1997
                                                                ------------
Cash flows from operating activities:
  Net income................................................      $  3,247
  Adjustments to reconcile net income to net cash provided
     by operations:
     Depreciation of property, plant and equipment..........         6,323
     Depreciation of intangible assets......................           132
     Equity in loss of affiliates...........................           543
     Change in deferred taxes...............................         2,714
     Increase in inventories................................        (3,593)
     Increase in receivables and other current assets.......        (5,002)
     Decrease in accounts payable and accrued liabilities...         9,713
                                                                  --------
       Net cash provided by operating activities............        14,077
                                                                  --------
Cash flows from investing activities:
  Repayment of long-term loans and receivables..............            55
  Acquisition of property, plant, and equipment.............        (6,400)
  Investment in certificates of deposit.....................        (4,537)
  Other changes.............................................          (842)
                                                                  --------
       Cash used for investment activities..................       (11,724)
                                                                  --------
Cash flows from financing activities:
  Repayment of long term borrowings and capital lease
     obligations............................................        (7,905)
  Long term borrowings......................................         6,730
  Repayment of short-term borrowings........................        (1,308)
                                                                  --------
       Cash used for financing activities...................        (2,483)
                                                                  --------
Translation adjustment for cash.............................          (340)
                                                                  --------
Net decrease in cash and cash equivalents...................          (470)
Cash and cash equivalents at beginning of year..............         4,647
                                                                  --------
Cash and cash equivalents at end of year....................      $  4,177
                                                                  ========
Supplemental disclosure of cash flow information:
  Cash paid for interest....................................      $  1,433
                                                                  ========
  Cash paid for income taxes................................      $    506
                                                                  ========

          See accompanying notes to consolidated financial statements.

                     LEMMERZ HOLDING GMBH AND SUBSIDIARIES

          NOTES TO UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS
             (U.S. DOLLAR IN THOUSANDS, UNLESS OTHERWISE INDICATED)

(1) SUMMARY OF OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES

     Description of Business -- Lemmerz Holding GmbH and subsidiaries ("Lemmerz" or the "Company") is a manufacturer and distributor of steel and aluminum wheels to European automotive manufacturers for use on passenger cars, light trucks, and commercial highway vehicles.

     Basis of Presentation -- The Company's consolidated financial statements have been prepared in accordance with United States generally accepted accounting principles ("U.S. GAAP"). All amounts herein are shown in thousands of United States dollars ("$").

     The accompanying unaudited interim consolidated financial statements have been prepared in accordance with U.S. GAAP for interim financial information. Accordingly, they do not include all of the information and footnotes required for complete financial statements. In the opinion of management, all adjustments considered necessary for a fair presentation have been included. Adjustments consisted of only normal recurring accruals. Operating results for the three month period March 31, 1997 are not necessarily indicative of the results that may be expected for the year ending December 31, 1997. The consolidated financial statements should be read in conjunction with the consolidated financial statements and notes thereto as of and for the years ended December 31, 1996 and 1995.

(2) INVENTORIES

                                                              AT MARCH 31,
                                                                  1997
                                                              ------------
Raw materials and manufacturing supplies....................    $21,578
Work in progress............................................     17,908
Finished goods, parts and goods purchased for resale........     16,537
                                                                -------
                                                                 56,023
Reserves....................................................     (1,820)
                                                                -------
                                                                $54,203
                                                              ==========

(3) CONTINGENCIES

     Various legal actions, governmental investigations, proceedings and claims are pending or may be instituted or asserted in the future against the Company, including those arising out of alleged defects in the Company's products, governmental regulations relating to safety, emissions and fuel economy, intellectual property rights, products warranties and environmental matters.

     Litigation is subject to many uncertainties; the outcome of individual litigated matters is not predictable with assurance; and it is reasonably possible that some of the foregoing matters could be decided unfavorably to the Company. Although the amount of liability at March 31, 1997 with respect to these matters cannot be ascertained, the Company believes that the resulting liability, if any, should not materially affect the consolidated financial position or results of operations of the Company.

                  PRO FORMA COMBINED CONDENSED FINANCIAL DATA

     The Unaudited Pro Forma Combined Statement of Operations of the Company for the fiscal year ended January 31, 1997 and the three-month period ended April 30, 1997 (the "Pro Forma Statements of Operations"), and the Unaudited Pro Forma Combined Balance Sheet of the Company as of April 30, 1997 (the "Pro Forma Balance Sheet" and, together with the Pro Forma Statements of Operations, the "Pro Forma Financial Statements"), have been prepared to illustrate the estimated effect of the Transactions and the Motor Wheel Transactions. The Pro Forma Financial Statements do not reflect any anticipated cost savings from the Lemmerz Acquisition, or any synergies that are anticipated to result from the Lemmerz Acquisition, and there can be no assurance that any such cost savings or synergies will occur. The Pro Forma Statements of Operations give pro forma effect to the Motor Wheel Transactions and the Transactions as if they had occurred on February 1, 1996. The Pro Forma Balance Sheet gives pro forma effect to the Transactions as if they had occurred on April 30, 1997. The Pro Forma Financial Statements do not purport to be indicative of the results of operations or financial position of the Company that would have actually been obtained had such transactions been completed as of the assumed dates and for the period presented, or which may be obtained in the future. The pro forma adjustments are described in the accompanying notes and are based upon available information and certain assumptions that Hayes and Lemmerz believe are reasonable. The Pro Forma Financial Statements should be read in conjunction with the separate historical consolidated financial statements of Hayes and Lemmerz and the notes thereto included in the Prior Report, the Form 10-Q and elsewhere in this Report.

     The Lemmerz Acquisition will be accounted for by the purchase method of accounting. Under purchase accounting, the total purchase price (including the market value of the Hayes securities issued to the Lemmerz shareholders) will be allocated to the tangible and intangible assets and liabilities of Lemmerz based upon their respective fair values as of the effective time of the Lemmerz Acquisition based on valuations and other studies which are not yet available. A preliminary allocation of the purchase price has been made to major categories of assets and liabilities in the accompanying Pro Forma Financial Statements based on available information. The actual allocation of purchase price and the resulting effect on income from operations may differ significantly from the pro forma amounts included herein. These pro forma adjustments represent Hayes' management's preliminary determination of purchase accounting adjustments and are based upon available information and certain assumptions that Hayes believes to be reasonable. Consequently, the amounts reflected in the Pro Forma Financial Statements are subject to change, and the final amounts may differ substantially.

              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                   (THREE-MONTH PERIOD ENDED APRIL 30, 1997)

                                                        HAYES                  LEMMERZ                            PRO FORMA
                                                  THREE-MONTH PERIOD      THREE-MONTH PERIOD      PRO FORMA        COMBINED
                                                 ENDED APRIL 30, 1997    ENDED MARCH 31, 1997    ADJUSTMENTS      COMPANY(A)
                                                 --------------------    --------------------    -----------      ----------
                                                                            (DOLLARS IN MILLIONS)
Net sales..................................             $250.2                  $108.2              $  --           $358.4
Cost of goods sold.........................              212.2                    88.0               (2.9)(c)        297.3
                                                       -------                 -------              -----           ------
  Gross profit.............................               38.0                    20.2                2.9             61.1
Marketing, general and administration......               11.2                    10.5                1.3(c)          23.0
Engineering and product development
  costs....................................                2.3                     2.0                 --              4.3
Equity in losses of subsidiaries...........                 --                     0.5                 --              0.5
Other income, net..........................               (0.7)                   (1.5)                --             (2.2)
                                                       -------                 -------              -----           ------
  Earnings from operations.................               25.2                     8.7                1.6             35.5
Interest expense, net......................               18.4                     1.1                5.6(f)          25.1
                                                       -------                 -------              -----           ------
  Earnings (loss) before taxes on income
     and minority interest.................                6.8                     7.6               (4.0)            10.4
Income tax provision (benefit).............                2.9                     4.1               (2.5)(g)          4.5
                                                       -------                 -------              -----           ------
  Earnings (loss) before minority
     interest..............................                3.9                     3.5               (1.5)             5.9
Minority interest..........................                0.1                     0.2                 --              0.3
                                                       -------                 -------              -----           ------
  Net income (loss)........................             $  3.8                  $  3.3              $(1.5)          $  5.6
                                                        ======                  ======              =====           ======
OPERATING AND OTHER DATA:
EBITDA*....................................             $ 40.0                  $ 15.7              $  --           $ 55.7
Depreciation and amortization..............               14.8                     6.5               (1.6)            19.7
Capital expenditures.......................               16.7                     6.4                 --             23.1
Cash interest expense, net.................               17.1                     1.1                5.3             23.5
SELECTED RATIOS:
Ratio of earnings to fixed charges (i).....                                                                            1.4x
PRO FORMA RECONCILIATION OF EBITDA:
Earnings from operations...................             $ 25.2                  $  8.7              $ 1.6           $ 35.5
Add:
  Equity in losses of subsidiaries.........                 --                     0.5                 --              0.5
  Depreciation and amortization............               14.8                     6.5               (1.6)            19.7
                                                       -------                 -------              -----           ------
EBITDA*....................................             $ 40.0                  $ 15.7              $  --           $ 55.7
                                                        ======                  ======              ======          ======
CASH FLOW PROVIDED BY (USED FOR):
  Operating activities.....................             $ (4.5)                 $ 14.1              $ 2.4           $ 12.0
  Investing activities.....................              (16.9)                  (11.7)                --            (28.6)
  Financing activities.....................               (1.7)                   (2.5)                --             (4.2)

-------------------------
* EBITDA should not be construed as a substitute for income from operations, net income or cash flow from operating activities, for the purpose of analyzing Hayes' operating performance, financial position and cash flows. The Company has presented EBITDA because it is commonly used by investors to analyze and compare companies on the basis of operating performance and to determine a company's ability to service debt.

              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                         (YEAR ENDED JANUARY 31, 1997)

                                                          MOTOR WHEEL
                                              HAYES       FIVE MONTHS                                    LEMMERZ
                                           YEAR ENDED        ENDED                        PRO FORMA     YEAR ENDED
                                           JANUARY 31,     JUNE 30,      MOTOR WHEEL      COMBINED     DECEMBER 31,
                                              1997           1996        ADJUSTMENTS        HAYES          1996
                                           -----------    -----------    -----------      ---------    ------------
                                                                    (DOLLARS IN MILLIONS)
Net sales................................    $ 778.2        $134.9         $   --          $ 913.1        $459.8
Cost of goods sold.......................      675.2         125.3           (4.6)(b)        795.9         377.7
                                             -------        ------         ------          -------        ------
 Gross profit............................      103.0           9.6            4.6            117.2          82.1
Marketing, general and administration....       35.9           6.4            1.3 (b)(d)      43.6          50.2
Engineering and product development
 costs...................................        7.2           1.8           (0.9)(d)          8.1           8.4
Equity in (earnings) loss of
 subsidiaries............................        2.5           1.9             --              4.4          (1.0)
Other income, net........................       (4.5)         (0.8)            --             (5.3)         (5.5)
Nonrecurring charges.....................      115.4            --             --            115.4            --
                                             -------        ------         ------          -------        ------
 Earnings (loss) from operations.........      (53.5)          0.3            4.2            (49.0)         30.0
Interest expense, net....................       48.5           7.3           17.8 (e)         73.6           5.3
                                             -------        ------         ------          -------        ------
 Earnings (loss) before taxes on income,
   minority interest and extraordinary
   items.................................     (102.0)         (7.0)         (13.6)          (122.6)         24.7
 Income tax provision (benefit)..........      (36.7)          0.1           (5.3)(g)        (41.9)         14.8
                                             -------        ------         ------          -------        ------
 Earnings (loss) before minority interest
   and extraordinary items...............      (65.3)         (7.1)          (8.3)           (80.7)          9.9
Minority interest........................        0.2          (0.1)            --              0.1           0.7
                                             -------        ------         ------          -------        ------
 Earnings (loss) before extraordinary
   items.................................      (65.5)         (7.0)          (8.3)           (80.8)          9.2
Extraordinary items, net of tax..........        7.4            --             --              7.4            --
                                             -------        ------         ------          -------        ------
 Net income (loss).......................    $ (72.9)       $ (7.0)        $ (8.3)         $ (88.2)       $  9.2
                                             =======        ======         ======          =======        ======
OPERATING AND OTHER DATA:
EBITDA*..................................    $ 120.7        $  9.8         $  3.1          $ 133.6        $ 58.3
Depreciation and amortization............       44.4           7.6           (1.1)            50.9          29.3
Capital expenditures.....................       71.4           1.9             --             73.3          25.0
Cash interest expense, net...............       45.3           7.0           16.7             69.0           5.3
SELECTED RATIOS:
Ratio of earnings to fixed charges (i)...
PRO FORMA RECONCILIATION OF EBITDA:
Earnings (loss) from operations..........    $ (53.5)       $  0.3         $  4.2          $ (49.0)       $ 30.0
Add: Non-recurring charges...............      115.4            --             --            115.4            --
 Equity in (earnings) loss of
   subsidiaries..........................        2.5           1.9             --              4.4          (1.0)
 One-time non-cash charges, net..........       11.9            --             --             11.9            --
 Depreciation and amortization...........       44.4           7.6           (1.1)            50.9          29.3
                                             -------        ------         ------          -------        ------
EBITDA*..................................    $ 120.7        $  9.8         $  3.1          $ 133.6        $ 58.3
                                             =======        ======         ======          =======        ======
CASH FLOW PROVIDED BY (USED FOR):
 Operating activities....................    $  71.2        $  6.9         $ (8.6)         $  69.5        $ 34.7
 Investing activities....................      (65.1)          1.5             --            (63.6)        (35.7)
 Financing activities....................       39.6          (2.4)            --             37.2         (13.2)


                                                           PRO FORMA
                                             LEMMERZ       COMBINED
                                           ADJUSTMENTS    COMPANY (A)
                                           -----------    -----------
                                             (DOLLARS IN MILLIONS)
Net sales................................    $   --        $1,372.9
Cost of goods sold.......................     (14.9)(c)     1,158.7
                                             ------        --------
 Gross profit............................      14.9           214.2
Marketing, general and administration....       5.0 (c)        98.8
Engineering and product development
 costs...................................        --            16.5
Equity in (earnings) loss of
 subsidiaries............................        --             3.4
Other income, net........................        --           (10.8)
Nonrecurring charges.....................        --           115.4
                                             ------        --------
 Earnings (loss) from operations.........       9.9            (9.1)
Interest expense, net....................      21.3 (f)       100.2
                                             ------        --------
 Earnings (loss) before taxes on income,
   minority interest and extraordinary
   items.................................     (11.4)         (109.3)
 Income tax provision (benefit)..........     (19.9)(g)       (47.0)
                                             ------        --------
 Earnings (loss) before minority interest
   and extraordinary items...............       8.5           (62.3)
Minority interest........................        --             0.8
                                             ------        --------
 Earnings (loss) before extraordinary
   items.................................       8.5           (63.1)
Extraordinary items, net of tax..........        --             7.4
                                             ------        --------
 Net income (loss).......................    $  8.5        $  (70.5)(h)
                                             ======        ========
OPERATING AND OTHER DATA:
EBITDA*..................................    $   --        $  191.9
Depreciation and amortization............      (9.9)           70.3
Capital expenditures.....................        --            98.3
Cash interest expense, net...............      20.2            94.5
SELECTED RATIOS:
Ratio of earnings to fixed charges (i)...                        --
PRO FORMA RECONCILIATION OF EBITDA:
Earnings (loss) from operations..........    $  9.9        $   (9.1)
Add: Non-recurring charges...............        --           115.4
 Equity in (earnings) loss of
   subsidiaries..........................        --             3.4
 One-time non-cash charges, net..........        --            11.9
 Depreciation and amortization...........      (9.9)           70.3
                                             ------        --------
EBITDA*..................................    $   --        $  191.9
                                             ======        ========
CASH FLOW PROVIDED BY (USED FOR):
 Operating activities....................    $ (1.8)       $  102.4
 Investing activities....................        --           (99.3)
 Financing activities....................        --            24.0

-------------------------
* EBITDA should not be construed as a substitute for income from operations, net income or cash flow from operating activities, for the purpose of analyzing Hayes' operating performance, financial position and cash flows. The Company has presented EBITDA because it is commonly used by investors to analyze and compare companies on the basis of operating performance and to determine a company's ability to service debt. See "Description of the Notes -- Certain Definitions."

        NOTES TO THE UNAUDITED PRO FORMA COMBINED STATEMENTS OF OPERATIONS

(a) The Pro Forma Statement of Operations assumes that the Transactions and the Motor Wheel Transactions occurred on February 1, 1996. For purposes of the Pro Forma Statement of Operations for the year ended January 31, 1997, Motor Wheel's historical statement of operations for the five months ended June 30, 1996 and Lemmerz's historical statement of operations for the year ended December 31, 1996 were combined with Hayes' historical statement of operations for the year ended January 31, 1997. For purposes of the Pro Forma Statement of Operations for the three-month period ended April 30, 1997, Lemmerz's historical statement of operations for the three-month period ended March 31, 1997 was combined with Hayes' historical statement of operations for the three-month period ended April 30, 1997.

(b) The acquisition of Motor Wheel was accounted for by the purchase method of accounting. Under purchase accounting, the total purchase price was allocated to the tangible and intangible assets and liabilities of Motor Wheel based upon their respective fair values as of the closing date based upon valuations and other studies. The following presents the effect of the purchase adjustments and adjustments to reflect adoption of the Company's accounting policies and pension and post-retirement benefit cost assumptions on the Motor Wheel Statement of Operations for the five months ended June 30, 1996:

                                                                   YEAR ENDED
                                                                JANUARY 31, 1997
                                                                ----------------
                                                              COST OF SALES    MG&A
                                                              -------------    ----
Depreciation..............................................        $(3.4)       $ --
Reduction in post retirement benefit costs................         (1.2)         --
Amortization of intangibles and goodwill..................           --         2.3
                                                                  -----        ----
     Total increase (decrease)............................        $(4.6)       $2.3
                                                              ==========       =====

    The adjustments for estimated pro forma depreciation and amortization of intangible assets and goodwill are based on their estimated fair values. Property, plant and equipment are being depreciated over estimated useful lives. Motor Wheel historically depreciated the $215.4 million of historical cost of its assets appearing on the December 31, 1995 balance sheet over a composite life of 14 years resulting in $15.4 million of annual depreciation, accumulated depreciation of $136.4 million and a net book value of $79.0 million. Upon consummation of the Motor Wheel Transactions, the fair value of assets acquired was estimated to be approximately $92.0 million. This amount is being depreciated over 25 years for buildings and 12 years for equipment, consistent with Hayes' depreciation policy for used equipment and Hayes' estimate of the remaining economic life of the assets ($7.2 million of annual depreciation expense). Other intangible assets and goodwill are being amortized over their estimated useful lives, not to exceed 40 years. For pro forma purposes, a 35-year composite amortization life has been used.

(c) The Lemmerz Acquisition will be accounted for by the purchase method of accounting. Under purchase accounting, the total purchase price will be allocated to the tangible and intangible assets and liabilities of Lemmerz based upon their respective fair values as of the effective time of the Lemmerz Acquisition based upon valuations and other studies which are not yet available. A preliminary allocation of the purchase price has been made to major categories of assets and liabilities based on available information. The actual allocation of purchase price and the resulting effect on income from operations may differ significantly from the pro forma amounts included herein. The following presents the effect of the purchase adjustments and adjustments to reflect adoption of the Company's accounting policies on the Pro Forma Statement of Operations:

                                                YEAR ENDED           THREE MONTHS ENDED
                                             JANUARY 31, 1997          APRIL 30, 1997
                                             ----------------        ------------------
                                           COST OF SALES    MG&A    COST OF SALES    MG&A
                                           -------------    ----    -------------    ----
Depreciation...........................       $(14.9)      $ --         $(2.9)       $ --
Amortization of intangibles and
  goodwill.............................           --        5.0            --         1.3
                                              ------        ----        -----        ----
     Total increase (decrease).........       $(14.9)      $5.0         $(2.9)       $1.3
                                           ==========       =====   ==========       =====

    The adjustments for estimated pro forma depreciation and amortization of intangible assets and goodwill are based on their estimated fair values. Property, plant and equipment is expected to be depreciated over estimated useful lives. Lemmerz currently depreciates the $519.5 million of historical cost of its assets appearing on the December 31, 1996 balance sheet over a composite life of 18 years resulting in $28.7 million of annual depreciation in the year ended December 31, 1996, accumulated depreciation of $364.8 million and a net book value of $154.7 million. Upon consummation of the acquisition, the fair value of assets acquired is estimated to be $194.7 million. This amount will be depreciated over 25 years for buildings and 12 years for equipment, consistent with Hayes' depreciation policy for used equipment and Hayes' estimate of the remaining economic life of the assets ($13.8 million of annual depreciation expense). Other intangible assets and goodwill are expected to be amortized over their estimated useful lives, not to exceed 40 years. For pro forma purposes, a 35-year composite amortization life has been used.

(d) As part of its restructuring, Motor Wheel permanently terminated approximately 50 corporate positions and eliminated certain salaries and related costs associated with its Okemos, Michigan corporate headquarters. The savings related to the elimination of these salaries and related costs are as follows:

                                                                YEAR ENDED
                                                             JANUARY 31, 1997
                                                             ----------------
Marketing, general and administrative.......................      $(1.0)
Engineering and product development.........................       (0.9)
                                                                 ------
     Total savings..........................................      $(1.9)
                                                             ============

(e) Reflects adjustments for additional interest expense assuming the Motor Wheel Transactions occurred on February 1, 1996. The change in interest expense, in addition to amortization of deferred financing costs, reflect changes in long term borrowings and their rates based on a three-month LIBOR of 6.0% (dollars in millions):

                                                                             Year Ended
                                                                            January 31,
                                                                                1997
                                                                          ----------------
                                                                             Pro Forma
                                                                              Interest
                                                   Rate       Amount          Expense
                                                   ----       ------         ---------
Revolving Credit Facility....................       8.50%     $ 27.0           $  1.0
Term Loan A..................................       8.50       198.5              7.0
Term Loan B..................................       9.00       125.0              4.7
Term Loan C..................................       9.50       100.0              4.0
Existing Notes...............................      11.00       250.0             11.4
Unused revolver commitment...................                                     1.0
Letter of credit fees........................                                     0.5
Administrative fee...........................                                     0.4
                                                                              -------
                                                                                 30.0
Amortization of capitalized financing fees...                                     1.1
                                                                              -------
     Total pro forma interest expense........                                    31.1
Historical Motor Wheel interest expense......                                    (7.3)
Historical Hayes interest expense............                                    (6.0)
                                                                              -------
     Total historical interest expense
       (including amortization of financing
       fees).................................                                   (13.3)
                                                                              -------
     Total pro forma interest expense
       adjustment............................                                 $  17.8
                                                                              =======

    The Company estimates that an increase or decrease in interest rates on floating debt of 1/8% would increase or decrease annual interest expense by approximately $563,000. The Company anticipates entering into interest rate caps and swaps with respect to a portion of the floating rate debt to mitigate the effect of interest rate fluctuations.

                     LEMMERZ HOLDING GMBH AND SUBSIDIARIES

             (U.S. DOLLAR IN THOUSANDS, UNLESS OTHERWISE INDICATED)

(f) Reflects adjustments for the additional interest expense assuming the Lemmerz Acquisition occurred on February 1, 1996. The change in interest expense, in addition to amortization of deferred financing costs, reflects changes in long term borrowings and their rates expected to be in effect as of the effective time as follows (dollars in millions):

                                                                       Year Ended        Three Months
                                                                      January 31,           Ended
                                                                          1997          April 30, 1997
                                                                    ----------------   ----------------
                                                                       Pro Forma          Pro Forma
                                                                        Interest           Interest
                                                  Rate     Amount       Expense            Expense
                                                  ----     ------      ---------          ---------
    Term Loan.................................    6.250%   $100.0        $ 6.3              $ 1.6
    Notes offered hereby......................    9.125     250.0         22.8                5.7
    Paydown on Hayes outstanding
      obligations:............................
    Term Loan A...............................    8.250     (23.0)        (1.9)              (0.5)
    Term Loan B...............................    8.750     (15.7)        (1.4)              (0.3)
    Term Loan C...............................    9.000     (11.3)        (1.0)              (0.3)
                                                                         -----              -----
                                                                          24.8                6.2
    Amortization of capitalized financing
      fees....................................                             1.1                0.3
    Less Adjustment to new financing rates:
    Term Loan A...............................   (0.250)    198.5         (0.5)              (0.1)
    Term Loan B...............................   (0.250)    125.0         (0.3)              (0.1)
    Term Loan C...............................   (0.500)    100.0         (0.5)              (0.1)
                                                                         -----              -----
         Total pro forma interest expenses....                            24.6                6.2
    Less: Historical Lemmerz interest
      expense.................................                            (3.3)              (0.6)
                                                                         -----              -----
         Total pro forma interest expense
           adjustment.........................                           $21.3              $ 5.6
                                                                         =====              =====

    The Company estimates that an increase or decrease in interest rates on floating debt of 1/8% would increase or decrease annual interest expense by approximately $588,000. The Company anticipates entering into interest rate caps and swaps with respect to a portion of the floating rate debt to mitigate the effect of interest rate fluctuations.

(g) Reflects income tax effects of the pro forma adjustments assuming a combined effective statutory income tax rate of 43%.

(h) Excluding the effects of one-time and non-recurring charges and extraordinary items, pro forma net income for the year ended January 31, 1997 would have been $2.5 million.

(i) For the purpose of computing this ratio, earnings consist of earnings before taxes on income and fixed charges. Fixed charges consists of interest expense, capitalized interest, amortization of deferred debt issuance costs and one third of rental expense. On a pro forma combined basis for the fiscal year ended January 31, 1997, earnings were insufficient to cover fixed charges by $109.3 million.

                   UNAUDITED PRO FORMA COMBINED BALANCE SHEET
                                (April 30, 1997)

                                               HAYES      LEMMERZ
                                             APRIL 30,   MARCH 31,    PRO FORMA              PRO FORMA
                                               1997        1997      ADJUSTMENTS             COMBINED
                                             ---------   ---------   -----------             ---------
                                                               (DOLLARS IN MILLIONS)
ASSETS
-------
Cash and cash equivalents..................  $   24.8     $  4.2       $ 25.0 (b)            $   54.0
Certificates of deposit....................        --       11.6           --                    11.6
Trade accounts and notes receivable........     152.6       78.4           --                   231.0
Inventories................................      87.3       54.2           --                   141.5
Other current assets.......................       8.1        7.9           --                    16.0
                                             --------     ------       ------                --------
     Current assets........................     272.8      156.3         25.0                   454.1
Property, plant and equipment, net.........     486.6      143.3         40.0 (a)               669.9
Other noncurrent assets....................      22.8       49.4           --                    72.2
Deferred tax asset.........................      17.6       43.8           --                    61.4
Deferred financing costs...................      29.0         --          7.5 (b)                36.5
Goodwill...................................     324.6         --        174.4 (a)               499.0
                                             --------     ------       ------                --------
     Total assets..........................  $1,153.4     $392.8       $246.9                $1,793.1
                                             ========     ======       =======               ========
LIABILITIES AND STOCKHOLDERS' EQUITY
---------------------------------------
Bank borrowings............................  $    6.4     $ 45.7       $(45.7)(c)            $    6.4
Current portion of bank term loans and
  other long term debt.....................      23.6         --           --                    23.6
Trade accounts payable.....................     149.1       76.5           --                   225.6
Accrued liabilities........................      72.2       20.2           --                    92.4
                                             --------     ------       ------                --------
     Current liabilities...................     251.3      142.4        (45.7)                  348.0
Pension and other long-term liabilities....     252.2      106.1           --                   358.3
Minority interest..........................       8.4        5.3           --                    13.7
Deferred tax liability, net................        --        5.1           --                     5.1
Bank term loans and other long term debt
  less current portion.....................     430.1       29.5        (59.3)(b)(c)(d)         400.3
Term loans.................................        --         --        100.0 (b)               100.0
Senior subordinated debt...................     251.5         --           --                   251.5
Notes offered hereby.......................        --         --        250.0 (b)               250.0
                                             --------     ------       ------                --------
     Total liabilities.....................   1,193.5      288.4        245.0                 1,726.9
Capital stock..............................       0.2         --           --                     0.2
Paid in capital............................      43.6       57.9         48.4 (e)               149.9
Retained earnings (deficit)................     (78.3)      46.8        (46.8)(e)               (78.3)
Cumulative translation and pension
  liability adjustment.....................      (5.6)      (0.3)         0.3 (e)                (5.6)
                                             --------     ------       ------                --------
     Total stockholders' equity
       (deficit)...........................     (40.1)     104.4          1.9                    66.2
                                             --------     ------       ------                --------
     Total liabilities and stockholders'
       equity (deficit)....................  $1,153.4     $392.8       $246.9                $1,793.1
                                             ========     ======       ======                ========

             NOTES TO THE PRO FORMA BALANCE SHEET AT APRIL 30, 1997

(a) The estimated purchase price and preliminary adjustments to historical book value of Lemmerz as a result of the Transactions are as follows (dollars in millions):

Purchase price:
  Estimated value of cash and preferred stock issued........    $ 318.8
  Book value of net assets acquired.........................     (104.4)
                                                                -------
  Purchase price in excess of net assets acquired...........    $ 214.4
                                                                =======
Preliminary allocation of purchase price in excess of net
  assets required:
  Increase in property, plant and equipment to estimated
     fair value.............................................    $  40.0
  Estimated goodwill........................................      174.4
                                                                -------
  Total.....................................................    $ 214.4
                                                                =======

(b) Reflects the estimated sources and uses of funds for the Transactions as follows, assuming the Transactions occurred as of April 30, 1997 (dollars in millions):

Sources of Funds:
  Term Loan Facility........................................    $ 100.0
  Notes offered hereby......................................      250.0
  Issuance of Hayes convertible preferred stock.............      118.8
                                                                -------
  Total Sources of Funds....................................    $ 468.8
                                                                =======
Uses of Funds:
  Cash consideration for Lemmerz Acquisition................    $ 200.0
  Equity consideration for Lemmerz Acquisition..............      118.8
  Repayment of existing Hayes term debt.....................       50.0
  Working capital purposes..................................       25.0
  Repayment of existing Lemmerz obligations.................       55.0
  Fees and expenses (including deferred financing costs)....       20.0
                                                                -------
  Total Uses of Funds.......................................    $ 468.8
                                                                =======

(c) Proceeds from the Transactions will be used to repay the following obligations of Lemmerz (dollars in millions):

Current portion debt and notes..............................    $  45.7
Long-term portion debt......................................        9.3
                                                                -------
  Total.....................................................    $  55.0
                                                                =======

(d) Proceeds from the Transactions of approximately $50.0 million will be used to repay certain outstanding obligations of the Company.

(e) The adjustments to paid-in capital, retained earnings and cumulative translation and pension liability adjustments as a result of the Lemmerz Acquisition are as follows (dollars in million):

Paid-in capital:
  Elimination of Lemmerz paid-in capital....................    $ (57.9)
  Value of Hayes convertible preferred stock issued.........      118.8
  Estimated professional fees and expenses..................      (12.5)
                                                                -------
  Total.....................................................    $  48.4
                                                                =======
Retained earnings:
  Elimination of Lemmerz pre-business combination retained
     earnings...............................................    $ (46.8)
Cumulative translation and pension liability adjustments:
  Elimination of Lemmerz pre-business combination amount....    $   0.3

     Assumes issuance of the preferred stock for $118.8 million.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          Hayes Wheels International, Inc.

Date: June 20, 1997                       By:    /s/ WILLIAM D. SHOVERS

                                            ------------------------------------
                                                     William D. Shovers
                                                 Vice President -- Finance